CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Starcraft Automotive Corporation
Goshen, Indiana


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-73148, File No. 33-70030 and 333-28247) of our report, dated November 3, 1995, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries in the Annual Report on Form 10-K for the year ended October 1, 1995.



                                                    /s/  McGLADREY & PULLEN, LLP
                                                         McGLADREY & PULLEN, LLP


Elkhart, Indiana
January 12, 1997


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                       INDEPENDENT ACCOUNTANT'S REPORT ON
                           THE SUPPLEMENTAL SCHEDULES




The Board of Directors
Starcraft Corporation
Goshen, Indiana

Our audit of the consolidated financial statements of Starcraft Corporation and Subsidiaries included Schedule II, contained herein, for the period ended October 1, 1995. Such schedule is presented for purposes of complying with the Securities and Exchange Commission's rule and is not a required part of the basic consolidated financial statements. In our opinion, such schedule presents fairly the information set forth therein, in conformity with generally accepted accounting principles.


                                                    /s/  McGLADREY & PULLEN, LLP
                                                         McGLADREY & PULLEN, LLP


Elkhart, Indiana
November 3, 1995